PROXY

PROGRESSIVE TELECOMMUNICATIONS CORPORATION
601 Cleveland Street, Suite 930
Clearwater, FL  33755


This Proxy is solicited on behalf of the Board of Directors

	The undersigned hereby appoints Barry Shevlin and James C. Watson as proxies, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated on the reverse side, all of the shares of common stock of Progressive Telecommunications Corporation held of record by the undersigned on February 21, 2000, at the annual meeting of stockholders to be held on March 24, 2000 or any adjournment thereof.




This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR Proposal 1 through 5, inclusive.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	ELECTION OF DIRECTORS

Nominees:	Barry Shevlin, James C. Watson, Dr. Howard Tackett, James
Wallace, Michael Kogan, Charlie M. Meeks

			     FOR			   WITHHELD
			all nominees			from all nominees

FOR, except vote withheld from the following nominee(s):

2.	To approve the Company's 2000 Equity Incentive Plan
							  For [   ]
     Against [   ]        Abstain [   ]

3.	To approve an amendment to the Company's Certificate of Incorporation to
change the name of the Company to BusinessMall.Com, Inc.	  For [   ]
Against [   ]        Abstain [   ]

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are by joint tenants, both should sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



		Signature						Date


		Signature						Date
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